UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021 (June 8, 2021)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2021 Terra Tech Corp. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with two accredited investors (collectively, the “Buyers”) pursuant to which the Company agreed to sell to the Buyers an aggregate of 593,260 shares of common stock (the “Hydrofarm Common Stock”) of Hydrofarm Holdings Group, Inc. (“Hydrofarm”) and warrants (the “Hydrofarm Warrants”) to purchase an aggregate of 296,630 shares of Hydrofarm Common Stock at a current exercise price of $16.86 per share, which represents all of the Hydrofarm Common Stock and Hydrofarm Warrants owned by the Company.

The purchase price payable by the Buyers to the Company for each share of Hydrofarm Common Stock is equal to 90% of the average daily volume weighted average price of the Hydrofarm Common Stock as reported by Bloomberg (the “VWAP”) for the three consecutive trading days beginning on June 8, 2021. The purchase price payable by the Buyers to the Company for each Hydrofarm Warrant is equal to 90% of the average VWAP of the Hydrofarm Common Stock for the three consecutive trading days beginning on June 8, 2021, less the exercise price per Hydrofarm Warrant of $16.86. The aggregate purchase price payable for the Hydrofarm Common Stock and Hydrofarm Warrants is $40,757,175. The Company has agreed to pay a selling agent a fee in the amount of 3% of the aggregate purchase price paid by the Buyers to the Company for the Hydrofarm Common Stock and Hydrofarm Warrants.

The SPA contains customary representations, warranties and covenants made by the Company and the Buyers. The Closing of the transactions contemplated by the SPA is subject to satisfaction or waiver of certain conditions as set forth in the SPA and will occur promptly following transfer of the Hydrofarm Common Stock and Hydrofarm Warrants from the Company to the Buyers. The SPA includes customary termination rights for the Company and the Buyers.

As of the date of the SPA and the date of this Current Report on Form 8-K, there are no other material relationships between the Company or any of the Company’s affiliates and either of the Buyers, other than in respect of the SPA.

The foregoing description of the SPA is qualified in its entirety by reference to the full text of such document, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated by reference herein in its entirety.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021 and other reports on file with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: June 14, 2021	By:	/s/ Francis Knuettel II
Francis Knuettel II
President and Chief Executive Officer

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